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                                                                   EXHIBIT 10.13

                             DISTRIBUTOR AGREEMENT


        Agreement between MEDIA GENERAL FINANCIAL SERVICES, INC., a Virginia Corporation with its principal place of business at 333 East Grace Street, Richmond, Virginia 23219 ("Media"), and AXXESS, INC., a Nevada Corporation, with its principal place of business at 201 Park Place, #321, Altamonte Springs, Florida 32701 ("AXXESS").

        1. Subject to the terms and conditions of this Agreement, Media hereby grants to AXXESS a non-exclusive license to install, market, and distribute the QuickSource dataset of selected elements of Media's common stock database through AXXESS's www.rapidresearch.com Web site described in EXHIBIT I attached hereto and incorporated herein by reference. The QuickSource data elements licensed, hereinafter referred to as "Media data", are shown in EXHIBIT II, attached hereto and made a part hereof. The licensed Media data shown in EXHIBIT II of this Agreement may be utilized in part or in whole by the AXXESS Web site under the terms and conditions shown in EXHIBIT III. In addition, AXXESS may build a screening module for its WEB site under the terms and conditions shown in EXHIBIT IV. In addition to the license granted hereunder for use of the Media data through AXXESS's www.rapidresearch.com Web site, AXXESS may develop and market such other products utilizing the Media data as the parties mutually agree to add to this Agreement by additional specific Amendments, subject to the provisions of Paragraph 14 hereof.

        Media reserves the right to modify its databases from time to time in its sole discretion. Media shall give AXXESS sixty (60) days prior written notice if any such change will affect the Media data.

        The Media data will be made available to AXXESS via such media and in such format as shall be mutually agreed upon. Frequency of delivery of the Media data to AXXESS will be daily according to a production schedule as shall be mutually agreed upon.
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DISTRIBUTOR AGREEMENT                                                     Page 2


        Media shall have no liability for delays or non-performance occasioned by causes beyond its control, including but not limited to acts of God, fires, inability to obtain materials, strikes or other labor actions, breakdown of equipment, delays or shutdowns of carriers or suppliers, and government acts or regulations.

2. (a) Media represents and warrants to AXXESS that the Media data as delivered to AXXESS does not and will not infringe upon or violate any patent, copyright, trade secret or any other proprietary rights of any third-party, or otherwise subject AXXESS to liability. In the event of any claim, suit or action by any third party against AXXESS arising out of Media's alleged breach of the foregoing representation and warranty, AXXESS shall promptly notify Media, and Media shall defend such claim, suit or action in AXXESS's name but at Media's expense under Media's control. Media shall indemnify and hold harmless AXXESS against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorneys fees) whether or not such claim, suit or action is successful. Should any material and/or information constituting Media data become, or in Media's opinion be likely to become, the subject of a claim for infringement, Media may authorize the continued use of, replacement, removal, or modification of such material and/or information to render it non-infringing.

        (b) AXXESS represents and warrants to Media that neither the reformatting nor the means of presentation on or through the AXXESS service will cause the Media data to infringe upon or violate any patent, copyright, trade secret or any other proprietary rights of any third party, or otherwise subject Media to liability. In the event of any claim, suit or action by any third party against Media arising out of AXXESS's alleged breach of the foregoing representation and warranty, Media shall promptly notify AXXESS, and AXXESS shall defend such claim, suit or action in Media's name but at AXXESS's expense under AXXESS's control. AXXESS shall indemnify and hold harmless Media against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorneys fees) whether or not such claim, suit or action is successful.

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DISTRIBUTOR AGREEMENT                                                     Page 3



        (c) Media bases its data input on sources believed by it to be reliable and will endeavor to ensure that the data contained in the licensed Media data are complete, accurate and timely. However, Media does not represent, warrant, or guarantee such completeness, accuracy or timeliness, and it shall have no liability of any kind whatsoever to AXXESS, to any of AXXESS's customers, or to any other party, on account of any incompleteness of, inaccuracies in or untimeliness of the Media data provided hereunder, or for any delay in reporting such data. Media expressly disclaims all warranties of fitness of the Media data or computations and analyses thereof for a particular purpose or use. With regard to the subject matter of this Paragraph 2(c), in no event shall Media have any liability of any kind for any damages even if notified of the possibility of such damages. Except as specifically set forth in this Agreement, neither party makes any warranties and each party hereto specifically disclaims any implied warranties of merchantability or fitness for a particular purpose.

        (d) AXXESS shall insure that the Media data displayed in web pages, individual reports and in a screening module shall be clearly identified as provided by Media with the following source: "Data provided by Media General Financial Services, Inc., Richmond, VA". In addition, in materials that describe the sources of data in the AXXESS service, AXXESS must provide an appropriate disclaimer approved by Media and containing a paraphrase of the language contained in subparagraph 2(c) above. In addition, AXXESS shall include in its www.rapidresearch.com service, at the request of Media, a hyperlink to the Media Web site.

        3. The purpose of providing the Media data to AXXESS is to disseminate the Media data in the markets served by AXXESS. Any other use of the Media data by AXXESS not expressly authorized herein must be approved in advance in writing by Media in its sole discretion.

        4. (a) AXXESS will perform all necessary accounting, billing and collection for use of the Media data. For the license hereby granted to AXXESS by Media to offer the Media data through the product set forth in EXHIBIT I, AXXESS shall pay to Media a monthly royalty fee calculated as follows:
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DISTRIBUTOR AGREEMENT                                                     Page 4


Monthly fee which shall be the greater of:

        . 30% of the net advertising revenue realized by any page that contains
          MGFS data (net advertising revenue will be the gross receipts of any advertisements contained on any page of Media data, less agency fees or commissions).

        or

        . 40% for any non-advertising based components of the Media data (e.g., subscription or pay-per-view data).

        or

        . $500   per month for months 1 and 2....................($ 1,000)
        . $1,000 per month for months 3 and 4....................($ 2,000)
        . $1,500 per month for months 5 and 6....................($ 3,000)
        . $2,000 per month for months 7 and 8....................($ 4,000)
        . $3,000 per month for months 9 and 10...................($ 6,000)
        . $4,000 per month for months 11 and 12..................($ 8,000)
                                                                 ---------
                                                                 ($24,000)

These royalty payments will begin with the earlier of: (i) the first month in which the Media data is made available on the www.rapidresearch.com Web site or
(ii) November 1, 1997.

        (b) AXXESS shall pay such royalties to Media on or before the thirtieth
(30th) day after the month in which the royalties shall accrue, and if any payment due hereunder is not received by Media within that period, Media shall have the option to discontinue providing the Media data and of terminating this Agreement should such payment not be received within 30 days after written notice to AXXESS. Each royalty payment by AXXESS for use of the Media data shall be accompanied by a royalty statement showing detailed computation (including agency and advertising sales commission) of monthly royalty fees due Media, if necessary. AXXESS also agrees to provide Media with monthly figures on the number of hits or "page views" of the Media data on its service.
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DISTRIBUTOR AGREEMENT                                                     Page 5


        (c) At Media's option and no more than once per year, an independent auditor selected by Media may inspect, audit and copy, during regular business hours and with advance notice of at least five (5) days, those records of AXXESS that specifically relate to usage of the Media data hereunder, for the purpose of verifying the accuracy of the royalty payments made to Media and the accuracy of AXXESS's reports specified in Paragraph 4(b). Such right of inspection shall exist during the terms of this Agreement and for twelve (12) months thereafter. Media shall pay the fees of any auditor selected pursuant to this subparagraph, unless the results of the audit show a deficiency of more than five percent (5%) in royalty payments made to Media hereunder, in which case, in addition to the deficiency, which shall be due immediately in any event, AXXESS shall pay the costs of such audit.

        5. AXXESS agrees that its user agreements do and will contain provisions prohibiting its customers accessing the Media data for resale and redistribution of the data obtained from the AXXESS service (which will include the Media data) in any form. A current copy of the AXXESS User Agreement is attached and hereto and made a part hereof in EXHIBIT IV. AXXESS represents and warrants to Media that it assumes all responsibility for the accuracy, integrity and support of its software which utilizes the Media data. Specific references by AXXESS that the Media data has any predictive value for the purpose of enhancing investment returns are strictly prohibited.

        6. AXXESS represents and warrants that the Media data supplied hereunder shall be used and released from its data system only in accordance with the terms of this Agreement and in furtherance thereof. The license granted under Paragraph 1 hereof does not permit AXXESS to use, sell or distribute the Media data for any use or purpose other than those specifically set forth in the EXHIBITS attached hereto and made a part hereof.
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DISTRIBUTOR AGREEMENT                                                     Page 6


        7. Any use of the names or marks or either party in connection with promotional activities, advertising, or other use outside the ordinary course of business in performing this Agreement shall be subject to the prior written approval of the other party. Notwithstanding anything contained herein to the contrary, both parties shall have the right to disclose that it has entered into this Agreement.

        8. AXXESS acknowledges that the Media data in the form delivered represent confidential proprietary business information and that its utilization of the Media data is strictly limited in accordance with this Agreement. Media acknowledges that any AXXESS software used for the access, delivery and manipulation of Media data represents confidential proprietary business information and utilization of such software by Media or any of its employees or agents is strictly limited in accordance with the terms of this Agreement.

        9. AXXESS acknowledges that the Media data consist of factual information gathered, selected and arranged by Media by special methods and at considerable expense; that the Media data, and all titles, formats and other descriptive headings associated herewith, are and at all times shall be, the sole property of Media, and that neither AXXESS nor any of its agents in any capacity shall sell or otherwise dispose of or distribute the Media data, or any portion thereof, to others at any time, either during or after the expiration of this Agreement, except as permitted by the terms hereof. Upon notice thereof, AXXESS will act promptly to prevent any breach or continuation of a breach by a subscriber or any of its agents of the provisions of this Agreement, or its subscriber agreements, such action to include termination of services, if required by Media.

        10. AXXESS expressly recognizes and acknowledges that its covenants set forth in Paragraphs 6, 7, 8, and 9 are reasonable requirements of Media in the protection of substantial business interests. AXXESS further acknowledges that the remedy at law for breach of any of its undertaking in said paragraphs would be inadequate and that, in
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DISTRIBUTOR AGREEMENT                                                     Page 7


addition to all other remedies provided by law, Media shall be entitled to injunctive relief restraining any breach or threatened breach. AXXESS's liability for breach of this Agreement and for sums due to Media hereunder shall survive any termination hereof. Except for amounts payable to third parties pursuant to the indemnification provision of Section 2 hereof, and to the extent permitted by applicable law, neither Media nor AXXESS shall have any liability for any special, indirect, incidental or consequential damages even if advised of the possibility thereof. The foregoing limitation of liability shall apply regardless of the cause of action under which such damages are sought, including, without limitation, breach of contract, negligence, or other tort.

        11. (a) Subject to the terms and conditions described below, the term of this Agreement shall be for a period of one (1) year from the effective date of this Agreement, specified in Paragraph 18. Notwithstanding the termination or expiration of this Agreement, the right and obligations under Paragraphs 2, 4, 5, 6, 7, 8, 9, 10 and of this Paragraph 11 shall survive and continue and bind the parties and their legal representatives and permitted assigns.

        (b) Promptly following termination or expiration of this Agreement for any reason, AXXESS shall use all reasonable efforts to purge all Media data from its systems and return any tapes or other media on which the Media data or any other Media information may have been provided, together with all copies thereof, whether in printed or machine-readable form, to Media. AXXESS shall certify to Media in writing that the requirements of this paragraph have been met within ten (10) days of termination.

        (c) Either Media or AXXESS may terminate this Agreement and the license conferred hereunder as follows:

        (i) Media may terminate as specified in Paragraph 4(b).

        (ii) Either party may terminate if the other breaches any other term or covenant of this Agreement, and such breach continues unremedied for sixty (60) days after written notice to the party in breach by the other party. Either party may seek liability for breach of this Agreement by the other party.
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DISTRIBUTOR AGREEMENT                                                     Page 8


        12. All marketing and promotional references to the Media data to be used by AXXESS in its efforts to market AXXESS's service involving use of the Media data shall be subject to the prior written approval of Media. In the event that Media advertises its connection with AXXESS's service, or in the event Media or any Media agent promotes the availability of the Media data on AXXESS's service, AXXESS shall have the right to prior approval of all materials used in such efforts. If the approving party does not respond within five (5) days, the other party may consider the materials approved.

        13. All notices, payments and other communications permitted or required by this Agreement shall be in writing addressed as follows:

        (a) MEDIA GENERAL FINANCIAL SERVICES, INC.
            333 EAST GRACE STREET
            RICHMOND, VIRGINIA 23219

            ATTN: Dennis H. Cartwright, President & CEO

        (b) AXXESS, INC.
            201 PARK PLACE, #321
            ALTAMONTE SPRINGS, FLORIDA 32701

            ATTN: Kevin Lichtman, President

        Either party may change its address for such matters by notice given in the manner prescribed above. If sent by certified or registered mail, notices shall be effective three business days after posting; otherwise, notices shall be effective upon receipt by the other party.

        14. This Agreement represents the entire understanding between AXXESS and Media as to the subject matter hereof. Any amendments or additions hereto shall be only in writing executed by the parties.

        15. This Agreement is made in, and shall be governed by and construed in accordance with the laws of, the State of Virginia.
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DISTRIBUTOR AGREEMENT                                                     Page 9


        16. No rights or duties hereunder may be transferred or assigned by either party in any manner without the written approval of the other party in its sole discretion, other than to a subsidiary, parent or other affiliate of the transferring or assigning party. Media may not transfer or assign this Agreement without the consent of AXXESS, which shall not be unreasonably withheld.

        17. No waiver of any breach of any term or condition herein shall be deemed to be a waiver of any subsequent breach of any term or condition. Failure or delay by either party in exercising any right or authority hereunder shall not be construed as a waiver of such right or authority.

        18. This Agreement shall become effective on the date it is signed by the last party to execute the Agreement, as shown below.


MEDIA GENERAL FINANCIAL SERVICES, INC.          AXXESS, INC.
333 EAST GRACE STREET                           201 PARK PLACE, #321
RICHMOND, VIRGINIA 23219                        ALTAMONTE SPRINGS, FLORIDA 32701

    /s/ Dennis H. Cartwright                        /s/ [SIGNATURE APPEARS HERE]
By: ____________________________                By: ____________________________

        President & CEO                                 President
Title: _________________________                Title: _________________________

        October 6, 1997                                 September 17, 1997
Date: __________________________                Date: __________________________